Exhibit 99.1

Solar Senior Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2013 Financial Results; Declares Monthly Dividend of $0.1175 per Share for March 2014

NEW YORK--(BUSINESS WIRE)--February 25, 2014--Solar Senior Capital Ltd. (NASDAQ:SUNS), today reported earnings of $5.6 million, or $0.49 per share for the quarter ended December 31, 2013 and $12.6 million, or $1.10 per share, for the fiscal year ended December 31, 2013. Net investment income was $3.6 million, or $0.32 per share, for the fourth quarter and $13.4 million, or $1.17 per share, for the fiscal year. Net asset value (NAV) per share was $18.04 at December 31, 2013 compared to $17.91 at September 30, 2013.

Solar Senior Capital Ltd. (the “Company”) also announced that its Board of Directors has declared a monthly dividend of $0.1175 per share for March 2014, which will be payable on April 1, 2014 to stockholders of record on March 20, 2014. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the 2014 calendar year.

HIGHLIGHTS:

At December 31, 2013:

Investment Portfolio: $267.9 million

Number of portfolio companies: 36

Net Assets: $208.0 million

Net Asset Value per share: $18.04

Operating Results for the Quarter Ended December 31, 2013

Net investment income: $3.6 million

Net realized and unrealized gain: $2.0 million

Net increase in net assets from operations: $5.6 million

Net investment income per share: $0.32

Operating Results for the Year Ended December 31, 2013

Net investment income: $13.4 million

Net realized and unrealized loss: $0.8 million

Net increase in net assets from operations: $12.6 million

Net investment income per share: $1.17

“2013 was a successful and productive year for Solar Senior Capital. We originated over $200 million in new investments and completed the strategic acquisition of Gemino Senior Secured Healthcare, a specialty finance company that has built a diversified portfolio of senior secured asset-backed loans in the growing healthcare segment,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “Despite being highly selective in the face of frothy credit markets and elevated repayments, our net portfolio grew 26% in 2013. We continue to be disciplined in building a larger and more diversified portfolio and remain focused on sourcing proprietary senior secured, cash-pay investments that meet our strict underwriting standards.”

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, February 26, 2014. All interested parties may participate in the conference call by dialing (866) 318-8619 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-5138. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 13438501 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital website. Additionally, a replay dial-in will be available until March 12, 2014 and can be accessed by dialing (888) 286-8010 and using the passcode 52591505. International callers should dial (617) 801-6888.

Portfolio and Investment Activity

During our fiscal year ended December 31, 2013, we invested a total of $202.1 million across 26 portfolio companies. Including Gemino’s Q4 portfolio activity, originations totaled over $210 million. Investments sold or repaid during the fiscal year ended December 31, 2013 totaled $147.9 million. There were no full repayments in the Gemino portfolio in Q4.

At December 31, 2013, our portfolio consisted of 36 portfolio companies and was invested approximately 84.0% in senior secured loans, 12.9% in Gemino, 2.6% in unsecured loans and less than 0.5% common equity, measured at fair value. 93% of the income producing portfolio at fair value is comprised of floating rate securities. Our investment in Gemino is included as a floating rate asset.

The weighted average yield on our portfolio of investments measured at fair value was 7.5% at December 31, 2013.

Since the initial public offering of Solar Senior Capital Ltd. on February 24, 2011 and through December 31, 2013, invested capital totaled $610 million in 59 different portfolio companies and represented transactions completed with more than 40 different financial sponsors.

Results of Operations for the Twelve Months Ended December 31, 2013 compared to the Twelve Months Ended December 31, 2012

Investment Income

For the fiscal years ended December 31, 2013 and December 31, 2012, gross investment income totaled $19.8 million and $20.5 million, respectively. The modest decrease in gross investment income from fiscal year 2012 to fiscal year 2013 was primarily due to portfolio yield compression, partially offset by net portfolio growth.

Expenses

Net expenses totaled $6.4 million and $8.0 million, respectively, for the fiscal years ended December 31, 2013 and December 31, 2012. The decrease in expenses from fiscal 2012 to fiscal 2013 was primarily due to recognizing approximately $1.0 million in interest costs related to our Credit Facility’s amendment in November 2012, a decrease in insurance costs and other general and administrative expenses as well as from the full fiscal year benefit of the rate reduction.

Net Investment Income

The Company’s net investment income totaled $13.4 million or $1.17 per average share and $12.5 million or $1.32 per average share, for the fiscal years ended December 31, 2013 and December 31, 2012, respectively.

Net Realized and Unrealized Losses/Gains

Net realized and unrealized losses for the fiscal year ended December 31, 2013 totaled $0.8 million. Net realized and unrealized gains for the fiscal year ended December 31, 2012 totaled $1.4 million.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2013, and December 31, 2012, the Company had a net increase in net assets resulting from operations of $12.6 million and $13.9 million, respectively. For the fiscal years ended December 31, 2013, and December 31, 2012, earnings per average share were $1.10 and $1.46, respectively.

Liquidity and Capital Resources

At December 31, 2013, the Company had $61.4 million in borrowings outstanding on its $150 million Credit Facility and $88.6 million of unused capacity, subject to effective borrowing base limits. The Company also has a delayed draw feature on its Credit Facility which may provide an additional $50 million of unused capacity.

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share amounts)

	December 31, 2013	December 31, 2012

Assets
Investments, at fair value:
Companies less than 5% owned (cost: $227,868 and $214,075, respectively)	$228,943	$212,602
Companies 5% to 25% owned (cost: $4,409 and $0, respectively)	4,409	—
Companies more than 25% owned (cost: $32,839 and $0, respectively)	34,500	—

Total investments (cost: $265,116 and $214,075, respectively)	267,852	212,602

Cash	2,774	2,647
Receivable for investments sold	—	282
Interest receivable	1,734	1,294
Prepaid expenses and other assets	201	204

Total assets	$272,561	$217,029

Liabilities
Credit facility payable	$61,400	$39,100
Dividends payable	1,355	1,116
Payable for investments purchased	—	995
Management fee payable	703	581
Performance-based incentive fees payable	33	84
Interest payable	139	121
Administrative services expense payable	630	431
Other liabilities and accrued expenses	284	498

Total liabilities	$64,544	$42,926

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 11,529,303 and 9,500,100 issued and outstanding, respectively	$115	$95
Paid-in capital in excess of par	212,663	177,728
Distributions in excess of net investment income	(2,750)	(2,247)
Accumulated net realized loss	(4,747)	—
Net unrealized appreciation (depreciation)	2,736	(1,473)

Total net assets	$208,017	$174,103

Net Asset Value Per Share	$18.04	$18.33

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Year ended December 31, 2013	Year ended December 31, 2012

INVESTMENT INCOME:
Interest and dividends:
Companies less than 5% owned	$18,941	$20,539
Companies 5% to 25% owned	41	—
Companies more than 25% owned	783	—

Total investment income	19,765	20,539

EXPENSES:
Management fees	$2,575	$2,216
Performance-based incentive fees	113	580
Interest and other credit facility expenses	1,276	2,446
Administrative services expense	1,174	983
Insurance expense	161	403
Other general and administrative expenses	1,079	1,418

Total operating expenses	6,378	8,046

Net investment income	$13,387	$12,493

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:

Net realized gain (loss) on investments (companies less than 5% owned)	$(4,978)	$618
Net change in unrealized gain (loss) on investments	4,209	801

Net realized and unrealized gain (loss) on investments	(769)	1,419

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$12,618	$13,912

EARNINGS PER SHARE	$1.10	$1.46

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Richard Pivirotto
212-994-8543